Exhibit 99.1

BLOGGERWAVE LAUNCHES FIRST MEGA-GLOBAL CAMPAIGNS

MOUNTAIN VIEW, CA--(Marketwire - 04/15/10) - Bloggerwave Inc. ("Bloggerwave") (OTC.BB:BLGW - News), an innovative international commercial blogging company, announced today that increasing numbers of clients are contracting for ever larger advertising campaigns engaging up to 3,000 bloggers at a time to reach a global audience.

Since the Company opened offices in the U.S. at the start of 2010, it has profited from the surge in online advertising that has taken place throughout the first quarter of the year. According to a report by eMarketer, a business information service providing research and trend analysis on digital marketing and media, online advertising spending in the U.S. rose to over $28 billion in 2009 and is forecast to reach more than $32 billion this year.

Ulrik Thomsen, Director of Blorggerwave, said, "Our business plan to enter the challenging U.S. market is proving extremely successful. Recently we have launched several global campaigns engaging 1,000 to 3,000 bloggers in multiple national and international markets to discuss the products and services of our clients. Among recent large campaigns are those for N-Viro International Corporation, using our new service platform focused on Environmental Technology companies, and Soler Briquettes which launched 'Green Hearts Natural Charcoal Briquettes,' an innovative barbeque product created specifically for the American market."

Bloggerwave's ability to customize campaigns according to country, language and ethnic community enables clients to measure responses from different audiences quickly and efficiently, providing straightforward, spontaneous insights they can use immediately to promote and improve their products' appeal to specific groups.

The Company is poised to add the large Asian markets to its network, and is currently negotiating with companies in Malaysia and China. "We have the capacity to communicate in local languages anywhere in the world. Our customers appreciate the speed with which we launch their campaigns and the honesty and usefulness of the responses they get. As we add bloggers in new regions of the world, our mega-global campaigns are attracting increasing numbers of businesses who appreciate the quality and creativity of the bloggers in our network," Mr. Thomsen explained.

About Bloggerwave

Bloggerwave helps its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services. It connects clients directly with thousands of pre-approved bloggers around the globe, giving the bloggers the opportunity to write about and review specific products or services and include a link to the company's website. Once a company is blogged about, it increases its Internet buzz, credibility, site hits, ranking on search engines -- and ultimately, its bottom line. Bloggerwave has shot to the top in just three years of operation, achieving status as the No. 1 company of its kind in Europe and 3rd in the U.S. market. Bloggerwave is now focusing on becoming the best among its U.S. competitors. The Company currently has offices in the United States and Europe, and a virtual presence worldwide.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

For more information about Bloggerwave Inc. visit www.bloggerwaveinc.com